Exhibit 10.5

AMENDMENT TO THE

ARRAY BIOPHARMA INC.

EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated September 12, 2002,
and as amended on April 29, 2004)

Pursuant to the authority of the Board of Directors of Array BioPharma Inc (the “Company”) and Section 24 of the Array BioPharma Inc. Employee Stock Purchase Plan (as amended and restated September 12, 2002, and as amended on April 29, 2004) (the “Plan”), the Plan is hereby amended as set forth below:

1.                                       The first sentence of Section 1, “Shares Subject to the Plan”, is hereby amended and restated as follows:

“Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 1,650,000.”

2.                                       Section 4, “Eligible Employees”, is hereby amended to delete subparagraph (a) thereof.

3.                                       Section 14(a), “Changes in Election to Participate”, is hereby amended and restated as follows:

“(a)                        A participating employee may, at any time prior to the last trading day of the Offering Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), and the amount in the employee’s account will be distributed and the employee’s option to purchase will terminate, unless the employee elects, by written notice to the Company, not to have such amount distributed, in which event such amount shall remain in the employee’s account and available to exercise his or her option to purchase shares under the Plan during such Offering Period.”

4.                                       This Amendment to the Array BioPharma Inc. Employee Stock Purchase Plan (the “Amendment”) was approved by the Board of Directors of the Company on December 9, 2005 and shall be effective thereon; provided, however, that the amendments set forth in Sections 1 and 2 of this Amendment are contingent upon the approval of such amendments by a majority vote by the stockholders of the Company on or prior to December 9, 2006 (“Stockholder Approval”).  If Stockholder Approval is not attained, then the provisions of Sections 1 and 4 of the Plan as in effect immediately prior to the time the Board of Directors approved this Amendment shall remain in effect.

5.                                       This Amendment shall affect only those provisions of the Plan set forth herein, and all of the remaining terms and provisions of the Plan shall not be modified or amended hereby and shall continue in full force and effect.

*                                         *                                         *                                         *                                         *

This Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent on December 9, 2005.

R. Michael Carruthers
Chief Financial Officer